Exhibit 77E

Legal Proceedings

Great-West T. Rowe Price Equity Income Fund

Several lawsuits have been filed relating to the Fund’s previous investments in Tribune Company in connection with Tribune Company’s Chapter 11 bankruptcy proceeding. The lawsuits stem from a leveraged buyout transaction by which Tribune Company converted to a privately-held company in 2007. On December 7, 2010, Great-West Funds was named as a defendant and putative member of the proposed defendant class of shareholders in an adversary proceeding brought by The Official Committee of Unsecured Creditors of Tribune Company in the U.S. Bankruptcy Court for the District of Delaware (the “Trustee Action”). On September 20, 2011, Great-West Funds was named as a defendant and a putative defendant class member in a lawsuit filed by the indenture trustees of certain secured creditors of Tribune Company in the U.S. District Court for the District of Colorado (the “Creditor Actions”). The plaintiffs in the Trustee Action and the Creditor Actions allege that the 2007 leveraged buyout rendered Tribune insolvent, that there was no consideration for the share redemption and that the redemptions are therefore avoidable under applicable fraudulent transfer, and they seek to recover amounts paid to former Tribune shareholders in connection with the leveraged buyout, plus interest and attorneys’ fees and expenses. The Trustee Actions and Creditor Actions were subsequently consolidated in the U.S. District Court for the Southern District of New York. The plaintiffs in all these lawsuits seek to recover amounts paid to Tribune shareholders in connection with the leveraged buyout, plus interest and attorneys’ fees and expenses. In September 2013, the Court granted a motion to dismiss the Creditor Actions. That matter was immediately appealed to the United States Court of Appeals for the Second Circuit. On March 24, 2016, the Second Circuit held that the plaintiffs cannot recover payments for Tribune stock under the constructive fraudulent conveyance theory as such suits are barred by the U.S. Bankruptcy Code. In July 2016, the Second Circuit denied the Plaintiffs’ motion for rehearing en banc. The plaintiffs filed a petition for a writ of certiorari in the Supreme Court on September 9, 2016. The defendants filed their opposition to the petition on October 24, 2016, to which the plaintiffs filed a reply on November 4, 2016. The Supreme Court has not yet decided whether to grant the plaintiffs’ certiorari petition.

The Trustee Action remains pending in the district court. On January 6, 2017, the district court granted the shareholder defendants’ Motion to Dismiss without leave to replead. The plaintiff is likely to appeal that decision to the Second Circuit Court of Appeals, however, it must first obtain permission to do so from the district court. On February 1, 2017, the plaintiff sought leave to file a motion for certification of the Motion to Dismiss. On February 23, 2017, the district court issued an order stating that it intends to delay certification of the Motion to Dismiss until certain other pending motions to dismiss (not involving the Fund) are resolved. Discovery on these additional motions to dismiss is ongoing. On July 18, 2017, the plaintiff sought permission from the district court to file a motion seeking leave to amend its complaint to include a constructive fraudulent transfer claim, but the district court has not yet responded to the plaintiff’s request.

The Trustee Action and the Creditor Actions allege no misconduct by Great-West Funds or the Fund, and Great-West Funds and the Fund intend to vigorously defend themselves in the lawsuits. If the lawsuits were to be decided or settled in a manner adverse to the Fund, the payment of such judgments or settlements could have a material adverse effect on the Fund’s net asset value. The value of the proceeds received by the Fund in connection with the leveraged buyout was approximately $14,059,000.

Great-West Ariel Mid Cap Value Fund

Several lawsuits have been filed relating to the Fund’s previous investments in Tribune Company in connection with Tribune Company’s Chapter 11 bankruptcy proceeding. The lawsuits stem from a leveraged buyout transaction by which Tribune Company converted to a privately-held company in 2007. On December 7, 2010, Great-West Funds was named as a defendant and putative member of the proposed defendant class of shareholders in an adversary proceeding brought by The Official Committee of Unsecured Creditors of Tribune Company in the U.S. Bankruptcy Court for the District of Delaware (the “Trustee Action”). On September 20, 2011, Great-West Funds was named as a defendant and a putative defendant class member in a lawsuit filed by the indenture trustees of certain secured creditors of Tribune Company in the U.S. District Court for the District of Colorado (the “Creditor Actions”). The plaintiffs in the Trustee Action and the Creditor Actions allege that the 2007 leveraged buyout rendered Tribune insolvent, that there was no consideration for the share redemption and that the redemptions are therefore avoidable under applicable fraudulent transfer, and they seek to recover amounts paid to former Tribune shareholders in connection with the leveraged buyout, plus interest and attorneys’ fees and expenses. The Trustee Actions and Creditor Actions were subsequently consolidated in the U.S. District Court for the Southern District of New York. The plaintiffs in all these lawsuits seek to recover amounts paid to Tribune shareholders in connection with the leveraged buyout, plus interest and attorneys’ fees and expenses. In September 2013, the Court granted a motion to dismiss the Creditor Actions. That matter was immediately appealed to the United States Court of Appeals for the Second Circuit. On March 24, 2016, the Second Circuit held that the plaintiffs cannot recover payments for Tribune stock under the constructive fraudulent conveyance theory as such suits are barred by the U.S. Bankruptcy Code. In July 2016, the Second Circuit denied the Plaintiffs’ motion for rehearing en banc. The plaintiffs filed a petition for a writ of certiorari in the Supreme Court on September 9, 2016. The defendants filed their opposition to the petition on October 24, 2016, to which the plaintiffs filed a reply on November 4, 2016. The Supreme Court has not yet decided whether to grant the plaintiffs’ certiorari petition.

The Trustee Action remains pending in the district court. On January 6, 2017, the district court granted the shareholder defendants’ Motion to Dismiss without leave to replead. The plaintiff is likely to appeal that decision to the Second Circuit Court of Appeals, however, it must first obtain permission to do so from the district court. On February 1, 2017, the plaintiff sought leave to file a motion for certification of the Motion to Dismiss. On February 23, 2017, the district court issued an order stating that it intends to delay certification of the Motion to Dismiss until certain other pending motions to dismiss (not involving the Fund) are resolved. Discovery on these additional motions to dismiss is ongoing. On July 18, 2017, the plaintiff sought permission from the district court to file a motion seeking leave to amend its complaint to include a constructive fraudulent transfer claim, but the district court has not yet responded to the plaintiff’s request.

The lawsuits allege no misconduct by Great-West Funds or the Fund, and Great-West Funds and the Fund intend to vigorously defend themselves in the lawsuits. If the lawsuits were to be decided or settled in a manner adverse to the Fund, the payment of such judgments or settlements could have a material adverse effect on the Fund’s net asset value. The Fund received approximately $23,706,030 in proceeds from sales of Tribune Company shares made on the open market after the leveraged buyout was announced to the public.

Great-West Stock Index Fund

Several lawsuits have been filed relating to the Fund’s previous investments in Tribune Company in connection with Tribune Company’s Chapter 11 bankruptcy proceeding. The lawsuits stem from a leveraged buyout transaction by which Tribune Company converted to a privately-held company in 2007. On December 7, 2010, Great-West Funds was named as a defendant and putative member of the proposed defendant class of shareholders in an adversary proceeding brought by The Official Committee of Unsecured Creditors of Tribune Company in the U.S. Bankruptcy Court for the District of Delaware (the “Trustee Action”). On September 20, 2011, Great-West Funds was named as a defendant and a putative defendant class member in a lawsuit filed by the indenture trustees of certain secured creditors of Tribune Company in the U.S. District Court for the District of Colorado (the “Creditor Actions”). The plaintiffs in the Trustee Action and the Creditor Actions allege that the 2007 leveraged buyout rendered Tribune insolvent, that there was no consideration for the share redemption and that the redemptions are therefore avoidable under applicable fraudulent transfer, and they seek to recover amounts paid to former Tribune shareholders in connection with the leveraged buyout, plus interest and attorneys’ fees and expenses. The Trustee Actions and Creditor Actions were subsequently consolidated in the U.S. District Court for the Southern District of New York. The plaintiffs in all these lawsuits seek to recover amounts paid to Tribune shareholders in connection with the leveraged buyout, plus interest and attorneys’ fees and expenses. In September 2013, the Court granted a motion to dismiss the Creditor Actions. That matter was immediately appealed to the United States Court of Appeals for the Second Circuit. On March 24, 2016, the Second Circuit held that the plaintiffs cannot recover payments for Tribune stock under the constructive fraudulent conveyance theory as such suits are barred by the U.S. Bankruptcy Code. In July 2016, the Second Circuit denied the Plaintiffs’ motion for rehearing en banc. The plaintiffs filed a petition for a writ of certiorari in the Supreme Court on September 9, 2016. The defendants filed their opposition to the petition on October 24, 2016, to which the plaintiffs filed a reply on November 4, 2016. The Supreme Court has not yet decided whether to grant the plaintiffs’ certiorari petition.

The Trustee Action remains pending in the district court. On January 6, 2017, the district court granted the shareholder defendants’ Motion to Dismiss without leave to replead. The plaintiff is likely to appeal that decision to the Second Circuit Court of Appeals, however, it must first obtain permission to do so from the district court. On February 1, 2017, the plaintiff sought leave to file a motion for certification of the Motion to Dismiss. On February 23, 2017, the district court issued an order stating that it intends to delay certification of the Motion to Dismiss until certain other pending motions to dismiss (not involving the Fund) are resolved. Discovery on these additional motions to dismiss is ongoing. On July 18, 2017, the plaintiff sought permission from the district court to file a motion seeking leave to amend its complaint to include a constructive fraudulent transfer claim, but the district court has not yet responded to the plaintiff’s request.

The lawsuits allege no misconduct by Great-West Funds or the Fund, and Great-West Funds and the Fund intend to vigorously defend themselves in the lawsuits. If the lawsuits were to be decided or settled in a manner adverse to the Fund, the payment of such judgments or settlements could have a material adverse effect on the Fund’s net asset value. The value of the proceeds received by the Fund in connection with the leveraged buyout was approximately $83,232.

The Fund was involved in litigation relating to its previous investments in Lyondell Chemical Company. The plaintiff asserted both constructive and actual fraudulent transfer claims arising from the 2007 leveraged buyout of Lyondell Chemical Company by Basell AF S.C.A. On August 18, 2017, the plaintiff filed a notice of dismissal stating that it was dismissing all claims against the shareholder defendants (including the Fund) without prejudice. On August 22, 2017, the plaintiff agreed to dismiss all claims against the shareholder defendants with prejudice. The notice of dismissal with prejudice has not yet been filed on the docket.

Great-West S&P 500® Index Fund

Several lawsuits have been filed relating to the Fund’s previous investments in Tribune Company in connection with Tribune Company’s Chapter 11 bankruptcy proceeding. The lawsuits stem from a leveraged buyout transaction by which Tribune Company converted to a privately-held company in 2007. On December 7, 2010, Great-West Funds was named as a defendant and putative member of the proposed defendant class of shareholders in an adversary proceeding brought by The Official Committee of Unsecured Creditors of Tribune Company in the U.S. Bankruptcy Court for the District of Delaware (the “Trustee Action”). On September 20, 2011, Great-West Funds was named as a defendant and a putative defendant class member in a lawsuit filed by the indenture trustees of certain secured creditors of Tribune Company in the U.S. District Court for the District of Colorado (the “Creditor Actions”). The plaintiffs in the Trustee Action and the Creditor Actions allege that the 2007 leveraged buyout rendered Tribune insolvent, that there was no consideration for the share redemption and that the redemptions are therefore avoidable under applicable fraudulent transfer, and they seek to recover amounts paid to former Tribune shareholders in connection with the leveraged buyout, plus interest and attorneys’ fees and expenses. The Trustee Actions and Creditor Actions were subsequently consolidated in the U.S. District Court for the Southern District of New York. The plaintiffs in all these lawsuits seek to recover amounts paid to Tribune shareholders in connection with the leveraged buyout, plus interest and attorneys’ fees and expenses. In September 2013, the Court granted a motion to dismiss the Creditor Actions. That matter was immediately appealed to the United States Court of Appeals for the Second Circuit. On March 24, 2016, the Second Circuit held that the plaintiffs cannot recover payments for Tribune stock under the constructive fraudulent conveyance theory as such suits are barred by the U.S. Bankruptcy Code. In July 2016, the Second Circuit denied the Plaintiffs’ motion for rehearing en banc. The plaintiffs filed a petition for a writ of certiorari in the Supreme Court on September 9, 2016. The defendants filed their opposition to the petition on October 24, 2016, to which the plaintiffs filed a reply on November 4, 2016. The Supreme Court has not yet decided whether to grant the plaintiffs’ certiorari petition.

The Trustee Action remains pending in the district court. On January 6, 2017, the district court granted the shareholder defendants’ Motion to Dismiss without leave to replead. The plaintiff is likely to appeal that decision to the Second Circuit Court of Appeals, however, it must first obtain permission to do so from the district court. On February 1, 2017, the plaintiff sought leave to file a motion for certification of the Motion to Dismiss. On February

23, 2017, the district court issued an order stating that it intends to delay certification of the Motion to Dismiss until certain other pending motions to dismiss (not involving the Fund) are resolved. Discovery on these additional motions to dismiss is ongoing. On July 18, 2017, the plaintiff sought permission from the district court to file a motion seeking leave to amend its complaint to include a constructive fraudulent transfer claim, but the district court has not yet responded to the plaintiff’s request.

The lawsuits allege no misconduct by Great-West Funds or the Fund, and Great-West Funds and the Fund intend to vigorously defend themselves in the lawsuits. If the lawsuits were to be decided or settled in a manner adverse to the Fund, the payment of such judgments or settlements could have a material adverse effect on the Fund’s net asset value. The value of the proceeds received by the Fund in connection with the leveraged buyout was approximately $170,136.

Great-West Capital Management, LLC

Great-West Funds’ investment adviser, Great-West Capital Management, LLC “(GWCM”), has been named as a defendant in a complaint captioned Obeslo et al. v. Great-West Capital Management, LLC, which was filed in the United States District Court for the District of Colorado on January 29, 2016, subsequently amended on April 8, 2016, and consolidated on August 22, 2016 with a separate complaint captioned Duplass, Zwain, Bourgeois, Pfister & Weinstock APLC 401(k) Plan v. Great-West Capital Management, LLC, which was also filed in the United States District Court for the District of Colorado on May 20, 2016, and consolidated on April 20, 2017 with a separate complaint captioned Obeslo et al. v. Great-West Capital Management, LLC and Great-West Life & Annuity Insurance Company which was filed in the United States District Court for the District of Colorado on December 23, 2016 (together the “Consolidated Complaint”). The Consolidated Complaint, which was filed by purported shareholders of the Great-West Funds, alleges that Great-West Capital Management, LLC (“GWCM”) and Great-West Life & Annuity Insurance Company (“GWL&A”), as applicable, breached its fiduciary duty under Section 36(b) of the Investment Company Act of 1940 (“1940 Act”) with respect to its receipt of advisory fees and administrative services fees, as applicable, paid by the Great-West Funds and GWCM, as applicable. The Consolidated Complaint requests relief in the form of (1) a declaration that GWCM and GWL&A violated Section 36(b) of the 1940 Act, (2) permanently enjoining GWCM and GWL&A from further violating Section 36(b), (3) awarding compensatory damages, including repayment of excessive investment advisory and administrative fees, (4) rescinding the investment advisory agreement between GWCM and the Great-West Funds and the administrative services agreement between GWL&A and the Great-West Funds and (5) awarding reasonable costs from the Consolidated Complaint.

GWCM believes that the Consolidated Compliant is without merit, and intends to defend itself vigorously against the allegations. GWCM also believes that the Consolidated Compliant will not have a material adverse effect on the ability of GWCM to perform its obligations under its investment advisory agreement with Great-West Funds or the ability of GWL&A to perform its obligations under its agreement with Great-West Funds.